EXHIBIT 3.1(a)

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

No. 1883 P. 2

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110128021-08
	Filing Date and Time 02/22/2011 10:10 AM
	Entity Number E0670232007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tycore Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FIRST - The name of the corporation is Hondo Minerals Corporation

FOURTH - The total number of stock authorized that may be issued by the Corporation is (200,000,000) @ a par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional) 2/16/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X William R. Miertschin

Signature of Officer WILLIAM R. MIERTSCHIN, PRESIDENT

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.